Sattel Global Networks Inc.
                                 (the "Company")
                          DIRECTORS' CONSENT RESOLUTION
                          -----------------------------

The following actions were taken by the written consent of the Board of Directors of Sattel Global Networks, Inc. ( the "Company") without a meeting as of October 23, 2000.

WHEREAS, the existing Board of Directors hereby appoints Wayne K. Goettsche and J Edgar Benavente (subject to receiving the written Consent to Act as Director) as additional directors and the following individuals to represent the full Board of Directors.

          George      Weischadle
          Stanley     Cohen
          Werner  F.  Grieder
          Wayne  K.   Goettsche
          J  Edgar    Benavente

WHEREAS, the existing Board of Directors hereby appoints George Weischadle to become President, Stanley Cohen to become Vice President, Darrell Cho to become Secretary and Werner F Grieder to become Treasurer of the Company.

NOW, THEREFORE, BE IT RESOLVED that the following individuals be appointed to serve on the Board of Directors.

          Wayne  K.  Goettsche
          J  Edgar   Benavente

AND BE IT FURTHER RESOLVED that the following individuals be accepted to fill the positions as officers of the Company until the next General Meeting

          President          George   Weischadle
          Vice  President    Stanley  Cohen
          Secretary          Darrel   Cho
          Treasurer          Werner  F.  Grieder

AND BE IT FURTHER RESOLVED that the Secretary of the Company be appointed in connection with the re-organization of Sattel Global Networks, Inc. upon instructions of the Board of Directors.



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The undersigned, being the board pf Directors of Sattel Global Networks, Inc., a
Colorado Corporation, do hereby consent to and adopt the foregoing resolutions and waive the requirement that a meeting be held to effectuate the same



/s/______________________________
   Stanley  Cohen

/s/______________________________
   George  Weischadle

/s/______________________________
   Werner  F  Grieder